     As filed with the Securities and Exchange Commission on July 7, 2000
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                          COLLATERAL THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                    33-0661290
        (State or other jurisdiction           (IRS Employer Identification No.)
      of incorporation or organization)

            11622 EL CAMINO REAL                                92130
            SAN DIEGO, CALIFORNIA                             (Zip Code)
  (Address of principal executive offices)

                                ----------------

                          COLLATERAL THERAPEUTICS, INC.
                            1998 STOCK INCENTIVE PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)
                                ----------------
                              JACK W. REICH, PH.D.
                             CHIEF EXECUTIVE OFFICER
                             CHRISTOPHER J. REINHARD
                PRESIDENT, CHIEF OPERATING AND FINANCIAL OFFICER
                          COLLATERAL THERAPEUTICS, INC.
                              11622 EL CAMINO REAL
                           SAN DIEGO, CALIFORNIA 92130
                     (Name and address of Agent for service)
                                 (858) 794-3400
          (Telephone number, including area code, of agent for service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------- ------------------ --------------------------- -------------------------- --------------------
                                         AMOUNT TO BE    PROPOSED MAXIMUM OFFERING       PROPOSED MAXIMUM            AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED   REGISTERED (1)      PRICE PER SHARE (2)      AGGREGATE OFFERING PRICE    REGISTRATION FEE
------------------------------------- ------------------ --------------------------- -------------------------- --------------------
Collateral Therapeutics, Inc.
1998 Stock Incentive Plan
Common Stock, $0.001 par value         1,500,000 shares           $24.875                 $37,312,500                 $9,851
------------------------------------- ------------------ --------------------------- -------------------------- --------------------
Collateral Therapeutics, Inc.
1998 Employee Stock Purchase Plan
Common Stock, $0.001 par value          100,000 shares            $24.875                  $2,487,500                   $657
------------------------------------- ------------------ --------------------------- -------------------------- --------------------
                                                                                     Aggregate Filing Fee             $10,508
------------------------------------- ------------------ --------------------------- -------------------------- --------------------

(1) This registration statement shall also cover any additional shares of Common Stock which become issuable under the Collateral Therapeutics, Inc. 1998 Stock Incentive Plan or 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the registrant's Common Stock.

(2) Estimated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the average high and low selling prices per share of Common Stock of Collateral Therapeutics, Inc. as reported on the Nasdaq National Market on July 3, 2000.

================================================================================

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we have on file at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until our offering is complete:


         (a) Our registration statement No. 000-24505 on Form 8-A filed with the SEC on June 22, 1998, in which there is described the terms, rights and provisions applicable to our outstanding Common Stock.

         (b)      Our Current Report on Form 8-K filed with the SEC on March 20,
                  2000.


         (c) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 27, 2000.


         (d) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the SEC on April 20, 2000.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  DESCRIPTION OF SECURITIES


         Not Applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL


         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits us to indemnify our officers and directors under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

         Article VII, Section I of our Restated Bylaws provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

         The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such person. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of us (or was serving at our request as a director or officer of another corporation) shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized by the relevant section of the Delaware General Corporation Law.

         As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article V, Section (A) of our Certificate of Incorporation provides that our directors shall not be personally liable for monetary damages or breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived any improper personal benefit.

         We have directors and officers liability insurance now in effect which insures our directors and officers.

         We have entered into or will enter into indemnification agreements under Delaware law with each of our directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for additional indemnification for certain amounts not otherwise covered by directors and officers liability insurance. Under such additional indemnification provisions, however, such director or executive officer will not be indemnified for settlements not approved by us. The indemnification agreements provide for us to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. Our obligations under these indemnification agreements shall continue during the period that such director or officer is serving us as such and shall continue for so long thereafter as such director or officer shall be subject to any possible claim, action, suit or proceeding. For six years after the effective time of our acquisition by another entity or the sale of all or substantially all of our assets, we shall cause the acquiring or surviving corporation to indemnify such director or officer in accordance with the terms of this indemnification agreement and use such acquiring or surviving corporation's best efforts to provide director's and officer's liability insurance on terms substantially similar to ours.

         The Underwriting Agreement (Exhibit 1.1 to the registrant's registration statement No. 333-51029 on Form S-1, as amended) contains provisions by which the Underwriters have agreed to indemnify us, each person, if any, who controls us within the meaning of Section 15 of the Securities Act, each of our directors, and each of our officers who signs this registration statement, with respect to information furnished in writing by or on behalf of the Underwriters specifically for use in the registration statement.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

      EXHIBIT NUMBER         EXHIBIT
      --------------         -------
            4.1              Instruments Defining the Rights of Stockholders.
                             Reference is made to our registration statement No.
                             000-24505 on Form 8-A filed with the SEC on June
                             22, 1998, together with the exhibits thereto, and
                             our Second Restated Certificate of Incorporation of
                             the Company filed as Exhibit 3.1 to our Quarterly
                             Report on Form 10-Q for the quarter ended June 30,
                             1998, filed with the SEC on August 6, 1998.

            5.1              Opinion and Consent of Brobeck, Phleger & Harrison LLP.

           23.1              Consent of Ernst & Young LLP, Independent Auditors.

           23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.

           24.1              Power of Attorney.  Reference is made to page 7 of this registration statement.

           99.1              Collateral Therapeutics, Inc. 1998 Stock Incentive Plan.

           99.2              Form of Notice of Grant of Stock Option.

           99.3              Form of Stock Option Agreement.

           99.4              Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Rights).

           99.5              Form of Addendum to Stock Option Agreement (Involuntary Termination Following Change
                             In Control).

           99.6              Form of Stock Issuance Agreement.

           99.7              Form of Addendum to Stock Issuance Agreement (Involuntary Termination Following
                             Change In Control).

           99.8              Form of Notice of Grant (Initial Grant).

           99.9              Form of Notice of Grant (Annual Grant).

           99.10             Form of Automatic Stock Option Agreement.

           99.11             Collateral Therapeutics, Inc. 1998 Employee Stock Purchase Plan.

           99.12             Form of Enrollment/Change Form.

           99.13             Form of Stock Purchase Agreement.

Item 9.  UNDERTAKINGS

         A. We, the undersigned registrant, hereby undertake: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of our 1998 Stock Incentive Plan, and/or 1998 Employee Stock Purchase Plan.

         B. We, the undersigned registrant, hereby undertake that, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers or controlling persons pursuant to the indemnification provisions summarized in Item 6 or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, we the registrant, certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8, and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 7th day of July, 2000.

                                          COLLATERAL THERAPEUTICS, INC.

                                          BY:  /s/ Christopher J. Reinhard
                                               -------------------------------
                                                   Christopher J. Reinhard
                                                   President, Chief Operating
                                                   and Financial Officer

POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Collateral Therapeutics, Inc., a Delaware corporation, do hereby constitute and appoint Jack W. Reich and Christopher J. Reinhard, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                       TITLE                        DATE
                 ---------                                       -----                        ----

/s/ Jack W. Reich                                                                          July 7, 2000
--------------------------------------------  Chairman of the Board of Directors and
Jack W. Reich                                 Chief Executive Officer (Principal
                                              Executive Officer)


/s/ Christopher J. Reinhard
--------------------------------------------  Director, President, Chief Operating         July 7, 2000
Christopher J. Reinhard                       Officer and Chief Financial Officer
                                              (Principal Financial and Accounting
                                              Officer)


/s/ Charles J. Aschauer
--------------------------------------------  Director                                     July 7, 2000
Charles J. Aschauer


/s/ B. Mason Flemming
--------------------------------------------- Director                                     July 7, 2000
B. Mason Flemming


/s/ H. Kirk Hammond
--------------------------------------------  Director and Chief Scientist                 July 7, 2000
H. Kirk Hammond


/s/ Ronald I. Simon
--------------------------------------------- Director                                     July 7, 2000
Ronald I. Simon


/s/ Dale A. Stringfellow
--------------------------------------------  Director                                     July 7, 2000
Dale A. Stringfellow

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                          COLLATERAL THERAPEUTICS, INC.

                                  EXHIBIT INDEX

      EXHIBIT NUMBER         EXHIBIT
      --------------         -------
            4.1              Instruments Defining the Rights of Stockholders.
                             Reference is made to our registration statement No.
                             000-24505 on Form 8-A filed with the SEC on June
                             22, 1998, together with the exhibits thereto, and
                             our Second Restated Certificate of Incorporation of
                             the Company filed as Exhibit 3.1 to our Quarterly
                             Report on Form 10-Q for the quarter ended June 30,
                             1998, filed with the SEC on August 6, 1998.

            5.1              Opinion and Consent of Brobeck, Phleger & Harrison LLP.

           23.1              Consent of Ernst & Young LLP, Independent Auditors.

           23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.

           24.1              Power of Attorney.  Reference is made to page 7 of this registration statement.

           99.1              Collateral Therapeutics, Inc. 1998 Stock Incentive Plan.

           99.2              Form of Notice of Grant of Stock Option.

           99.3              Form of Stock Option Agreement.

           99.4              Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Rights).

           99.5              Form of Addendum to Stock Option Agreement (Involuntary Termination Following Change
                             In Control).

           99.6              Form of Stock Issuance Agreement.

           99.7              Form of Addendum to Stock Issuance Agreement (Involuntary Termination Following
                             Change In Control).

           99.8              Form of Notice of Grant (Initial Grant).

           99.9              Form of Notice of Grant (Annual Grant).

           99.10             Form of Automatic Stock Option Agreement.

           99.11             Collateral Therapeutics, Inc. 1998 Employee Stock Purchase Plan.

           99.12             Form of Enrollment/Change Form.

           99.13             Form of Stock Purchase Agreement.